Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Schedules Third Quarter 2014 Financial and Operating Results

Release and Conference Call

DENVER – October 24, 2014 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) plans to release its third quarter 2014 financial and operating results before the market opens on Thursday, November 6, 2014. The Company will host a conference call to discuss results at 12:00 p.m. Eastern time (10:00 a.m. Mountain time) on Thursday, November 6, 2014:

Date/Time:	Thursday, November 6, 2014 at 12:00 p.m. Eastern time (10:00 a.m. Mountain time)

Webcast:	Live and archived webcast available on the Company’s website at www.billbarrettcorp.com

Alternatively, you may join by telephone:

Call-in Number:	(866) 515-2912 US/Canada

(617) 399-5126 International

Passcode:	76055388

A telephonic replay will be available approximately two hours after the call on Thursday, November 6, 2014 through Thursday, November 13, 2014. You may access this replay at:

Replay Number:	(888) 286-8010 US/Canada

(617) 801-6888 International

Passcode:	92654918

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.